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                                                                     EXHIBIT 4.2


                     PROVIDENT INVESTMENT MANAGEMENT, LLC

                            SUB-ADVISORY AGREEMENT


     This Agreement is made and entered into this 25th day of June, 1998 by and between Provident National Assurance Company, a Tennessee corporation, ("Client"), and Provident Investment Management, LLC, a Tennessee limited liability company ("Manager"), for the purpose of setting forth the terms and conditions by which Manager will manage the assets designated and shall be effective June 25, 1998 (the "Effective Date").

     WHEREAS, pursuant to an Investment Advisory Agreement (the "Advisory Agreement") between Client and the Separate Account and Provident National Assurance Company Separate Account B, an open-end diversified investment company registered under the Investment Company Act of 1940 (the "Act"), established as an insurance company separate account under the laws of Tennessee (the "Separate Account"), Client provides the Board of Managers of the Separate Account with an investment program and recommendations on the purchase and sale of investments, and has the responsibility for placing orders for purchases and sales; and

     WHEREAS, under the Advisory Agreement Client is authorized to employ one or more sub-advisors in connection with the services to be provided by Client to the Separate Account; and

     NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

     1.  Appointment as a Manager.  Client hereby appoints and retains Manager
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as investment adviser on the terms and conditions set forth herein for those assets of the Separate Account designated in writing by Client (the "Portfolio"). The "Portfolio" shall include all investments and reinvestments of, and all income earned by, any assets from time to time in the Portfolio. Manager will assume responsibility for the investment management of the Portfolio on the Effective Date.

     2.  Authority.  Manager shall have full discretionary authority with
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respect to the assets of the Portfolio, subject to the attached Investment
Objectives and Guidelines as they may be modified from time to time and such additional objectives and restrictions as Client may impose by notice in writing from time to time (collectively, the "Guidelines"). Manager, as agent and attorney-in-fact with respect to the Portfolio, when it deems appropriate, without prior consultation with Client, may (a) buy, sell, exchange, convert and otherwise trade in any permissible securities as specified in the Guidelines, and (b) place orders for the execution of such securities transactions with or through such brokers, dealers or issuers as Manager may select.

     3.  Acceptance and Acknowledgments by Manager.
         ------------------------------------------

          (a) By execution of this Agreement, Manager accepts the appointment as investment adviser and agrees to manage and direct the investments of the Portfolio in accordance with the Guidelines as communicated to Manager in writing from time to time. Manager acknowledges that Client shall be the sole judge of Manager's conformity with the Guidelines.

          (b) Client hereby directs the Manager and Manager agrees, to use its best efforts to select investments for the Portfolio in compliance with such Guidelines and on the basis of the investments' possibilities for achieving the objectives and needs outlined in the Guidelines. Client acknowledges that Manager does not warrant the rate of return on or market value of the investments of the Portfolio.

     4.  Duty and Liability of Manager.  Manager shall discharge its duties
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under this Agreement with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like
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capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims and investment policies. Manager shall be required to take into account diversification, liquidity and other needs as may be communicated to Manager by Client in writing. In the performance of its services, Manager will not be liable for any error in judgment or any acts or omissions to act except those resulting from Manager's material failure to discharge its duties in accordance with the terms and standards set forth in this Agreement, willful misconduct or malfeasance. Nothing herein shall in any way constitute a waiver or limitation of any right of any person under the Federal Securities Laws.

     5.  Allocation of Brokerage.  When Manager places orders for the execution
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of transactions for the Portfolio, Manager may allocate such transactions to such brokers and dealers for execution on such markets, at such prices and at such commission rates as in the good faith judgment of Manager will be in the best interest of the Portfolio (i.e., best execution).

     6.  Transaction Procedures.  All transactions will be settled by payment
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to, or delivery by, the Custodian of all cash, securities or other assets due to or from the Portfolio. Manager may issue such instructions to the Custodian as may be appropriate in connection with the settlement of transactions initiated by Manager. No cash, securities or other assets due to or held for the Portfolio shall be paid or delivered to Manager. Instructions of Manager to the Custodian shall be transmitted in writing, and Manager will instruct all broker-dealers executing orders on behalf of the Portfolio to forward to the Custodian written or electronic notification of the issuance of each order and confirmation thereof. Manager will take reasonable measures to insure that broker-dealers selected by Manager perform their obligations with respect to the Portfolio.

     7.  Investment Objectives and Restrictions.  It will be Client's
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responsibility to advise Manager in writing of any changes or modifications to the investment objectives of the Portfolio as well as any specific investment restrictions applicable thereto.

     8.  Confidential Relationship.  All data provided by Client or the
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Custodian to Manager or developed by any of the three parties in connection with the investment relationship between Client and Manager shall be held as confidential by Manager and will not be revealed in any manner to any third person without first obtaining the written consent of Client; provided, however, that at the written request of Client, or upon Client's written consent, information as to investments may be disclosed for the purposes of evaluating the performance of Manager and the Portfolio or as may be required by law. Notwithstanding the above, any information which subsequently becomes public by other than Manager shall not be restricted by this Agreement.

     9.  Fees.
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          (a)  In consideration of the services to be performed by Manager pursuant to the terms of this Agreement, Client will pay to Manager compensation in the amount of fifteen (15) basis points per annum, based on the average market value of the Portfolio as of the last business day of each calendar month in the quarter. No fees may be exacted from the portion of the Portfolio that consists of assets of plans sponsored by any of Client's companies and qualified pursuant to Section 401 of the Internal Revenue Code of 1986, as amended, and related sections, except for reasonable costs a permitted pursuant to Section 408(b) of the Employee Retirement Income Security Act of 1974, as amended, and the implementing regulations. The fee shall be payable quarterly by Client in arrears within thirty (30) days after receipt of a statement from Manager setting forth the calculation of such fee.

          (b) In the event Manager serves for less than a complete quarter, the fee shall be calculated and shall be payable on a pro rata basis for the period of the quarter for which Manager acts as investment manager for the Portfolio.

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     10.  Determination of Value. Manager will provide Client with a value of
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the Portfolio as of the end of each day (the "Valuation Date") during this
Agreement. Such valuation shall be in the form of a written summary of the assets held in the Portfolio on the Valuation Date. Securities for which market quotations are readily available will be valued at the last sale price or if not traded on trade day at the known current bid price believed by Manager to most accurately represent current market value. Other securities and all other assets will be valued at fair value as determined in good faith by Manager.

     11.  Services to Other Clients.  It is understood that Manager performs
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investment advisory services for various clients. Client agrees that Manager may give advice and take action with respect to any of its other clients which may differ from advice given or the timing or nature of action taken with respect to the Portfolio, so long as it is Manager's policy to allocate, in Manager's discretion, investment opportunities to the Portfolio over a period of time on a fair and equitable basis relative to other clients. It is understood that Manager shall not have any obligation to purchase or sell, or to recommend for purchase or sale, for the Portfolio any security which Manager, its principals, affiliates or employees may purchase or sell for its or their own accounts or for the account of any other client, if in the opinion of Manager such transaction or investment appears unsuitable, impractical or undesirable for the Portfolio.

     12.  Other Fiduciaries.  Client agrees that Manager shall not be liable for
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a breach of fiduciary responsibility on the part of any fiduciary with respect to the Portfolio other than Manager as regards any responsibility, obligation or duty not assumed by Manager pursuant to this Agreement, except where (i) Manager participates knowingly in, or knowingly undertakes to conceal, an act or omission of such fiduciary, knowing such act or omission is a breach, (ii) by failure to discharge its specific responsibilities under this agreement or any applicable law, Manager has enabled such other fiduciary to commit a breach, or
(iii) Manager has knowledge of a breach by such other fiduciary and does not notify Client in writing. Client also agrees that Manager shall not be under any duty with regard to any assets, securities, funds or other properties which are not included in the Portfolio.

     13.  Representations.
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           (a)  Client and Manager each represents to the other that (i) it is duly authorized and fully empowered to execute, deliver and perform this Agreement and when executed it will be binding upon Client and Manager in accordance with its terms and (ii) the terms of this Agreement do not violate any obligation by which it may be bound, whether arising by contract, operation of law or otherwise which would have a material adverse effect on the ability of Client or Manager, as the case may be, to perform its obligations under this Agreement.

           (b) Manager further represents that it is registered as an investment adviser under the Investment Advisers Act of 1940, and agrees that it shall promptly notify Client of any change in its status as such, or any other change in its business which may affect its ability to perform its duties and responsibilities under this Agreement. Manager also agrees to abide by all securities laws and other applicable laws.

     14.  Proxies.  Manager acknowledges receipt of Client's policy for voting
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proxies and represents that such policy is consistent with its own current policy for voting proxies. Unless otherwise directed by Client, Manager will take all required action and render necessary advice with respect to the voting of proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio may be invested from time to time. Manager shall report to Client at such time and in such manner as Client may reasonably request but at least quarterly with respect to all proxy voting responsibility exercised by Manager for the Portfolio and regarding compliance with Client's and Manager's proxy voting policies.

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     15.  Reports and Meetings.  Manager shall furnish Client and the Board of
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Managers of the Separate Account with quarterly investment reports indicating the assets and market values for each security following the end of each calendar quarter. Manager shall also periodically attend meetings with Client and the Board of Managers as appropriate and agreed upon, at least quarterly.

     16.  Conflict of Interest.  Without Client's prior approval, Manager shall
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refrain from rendering advice or services to Client concerning securities of companies affiliated with Manager.

     17.  Termination.  This Agreement may be terminated without the payment of
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any penalty by either party upon thirty (30) days' prior written notice to the other party; provided, however, that each party shall be responsible for all actions taken hereunder prior to the termination. However, Client may terminate Manager for material underperformance at any time during this period in accordance with the provisions of this Section. Furthermore,

     18.  Term.  This Agreement shall continue in effect for an initial term
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ending June 30, 1999, and thereafter from year to year so long as its continuance is approved at least annually by (a) a vote of a majority of the Board of Managers of the Separate Account or by the vote of a majority of the outstanding units of the Separate Account and (b) by the vote of a majority of the members of the Board of Managers of the Separate Account who are not parties to the Investment Advisory Agreement or the Sub-Advisory Agreement or interested persons (as defined in the Act) of any such party, by vote cast in person at a meeting called for the purpose of voting on such approval.

     19.  Amendment; Assignment.  Any amendment to this Agreement must be
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approved by (i) the Board of Managers of the Separate Account or by the vote of a majority of the outstanding units of the Separate Account, and (ii) the majority of those members of the Board of Managers of the Separate Account who are not parties to the Advisory Agreement or the Sub-Advisory Agreement, as the case may be, or interested persons of such a party, cast in person at a meeting called for the purpose of voting on such an approval. The Agreement may be terminated without penalty by the Board of Managers of the Separate Account or by vote of a majority of the outstanding units of the Separate Account, upon 30 days' written notice to the Client which notice Client must forward to Manager, and it terminates automatically in the event of its assignment (as defined in the Act).

     20.  Notice.  Unless otherwise specified herein, all notices, instructions
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and advices with respect to security transactions or any other matters contemplated by this Agreement shall be deemed duly given when received by Manager and Client in writing at their respective addresses appearing below.

     21.  Indemnification.  Client and Manager agree to indemnify and hold each
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other harmless from any and all expenses, damages, costs and fees, including reasonable attorney's fees, which may be incurred by reason of the gross negligence, bad faith, willful misconduct or malfeasance or reckless disregard of its respective obligation of duties on the part of the offending party.

     22.  Disclosure Statement.  Client acknowledges receipt of Part II of the
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Manager's Form ADV at least 48 hours prior to the Effective Date of this
Agreement, in compliance with Rule 204-3(b) under the Investment Advisers Act of 1940, as amended. If such form was not received by Client at least 48 hours prior to the Effective Date, Client shall be entitled to terminate this Agreement without obligation within 5 business days of execution.

     23.  Entire Agreement; Invalid Provisions.  This Agreement constitutes the
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entire agreement between Manager and Client with respect to the subject matter hereof and supersedes any prior agreements or understandings with respect to the subject matter hereof. If any provision of this Agreement is held to be illegal,

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invalid or unenforceable under present or future law, such provision shall be fully severable, and the remaining provisions of this Agreement shall remain in full force and effect.

     24.  Counterparts.  This Agreement may be executed in two or more
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counterparts, each one of which shall be deemed to be an original.

     25.  Governing Law.  To the extent Federal law does not apply, this
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Agreement shall be construed in accordance with and governed by the laws of the
State of Tennessee.

                    MANAGER:

                    PROVIDENT INVESTMENT MANAGEMENT, LLC

                    BY:  /s/ James A. Ramsay
                         --------------------------------
                         James A. Ramsay
                         Chief Manager

                    ADDRESS:        1 Fountain Square
                                    Chattanooga, Tennessee 37402

                    CLIENT:

                    PROVIDENT NATIONAL ASSURANCE COMPANY

                    BY:  /s/ Thomas R. Watjen
                         --------------------------------
                         Thomas R. Watjen
                         Vice Chairman and Chief Financial Officer

                    ADDRESS:        1 Fountain Square
                                    Chattanooga, TN 37402

                    SEPARATE ACCOUNT:

                    PROVIDENT NATIONAL ASSURANCE COMPANY
                    SEPARATE ACCOUNT B

                         BY: /s/ David G. Fussell
                             ----------------------------
                         David G. Fussell
                         Chairman of the Board of Managers

                    ADDRESS:        1 Fountain Square
                                    Chattanooga, TN 37402

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